EXHIBIT 12(b)


                         SIDLEY AUSTIN BROWN & WOOD LLP



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                                                 July 29, 2002


National Portfolio, a series of Merrill Lynch Municipal Bond Fund,
Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Arizona Municipal Bond Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Massachusetts Municipal Bond Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Michigan Municipal Bond Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch North Carolina Municipal Bond Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Merrill Lynch Ohio Municipal Bond Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536

each a series of Merrill Lynch Multi-State Municipal Series Trust


              Re: Reorganization of the National Portfolio, a series of Merrill Lynch Municipal Bond
                    Fund, Inc., and Merrill Lynch Arizona
                    Municipal Bond Fund, Merrill Lynch
                    Massachusetts Municipal Bond Fund, Merrill
                    Lynch Michigan Municipal Bond Fund, Merrill
                    Lynch North Carolina Municipal Bond Fund
                    and Merrill Lynch Ohio Municipal Bond Fund,
                    each a series of Merrill Lynch Multi-State
                    Municipal Series Trust
                    --------------------------------------------


Ladies and Gentlemen:

      You have requested our opinion as to certain Federal income tax consequences of the acquisition by the National Portfolio (the "National Portfolio"), a series of Merrill Lynch Municipal Bond Fund, Inc. ("Municipal



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Bond Fund"), of substantially all of the assets of, and the assumption by the
National Portfolio of substantially all of the liabilities of, Merrill Lynch Arizona Municipal Bond Fund, Merrill Lynch Massachusetts Municipal Bond Fund, Merrill Lynch Michigan Municipal Bond Fund, Merrill Lynch North Carolina Municipal Bond Fund and Merrill Lynch Ohio Municipal Bond Fund (each, a "State Fund" and collectively, the "State Funds"), each a series of Merrill Lynch Multi-State Municipal Series Trust ("Municipal Series Trust"), and the simultaneous distribution of newly-issued shares of common stock, par value $.10 per share, of the National Portfolio, to the shareholders of each State Fund (the "Reorganization"). After the Reorganization, each State Fund will cease to operate as a separate series of Municipal Series Trust, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will have all of its shares of beneficial interest cancelled under the Declaration of Trust of Municipal Series Trust, as amended, and Massachusetts law.

      This opinion letter is furnished pursuant to (i) the sections entitled, "The Reorganization--Terms of the Agreement and Plan of Reorganization--Required Approvals" and "The Reorganization--Terms of the Agreement and Plan of Reorganization--Amendments and Conditions" in the Proxy Statement and Prospectus, which is a part of the Registration Statement on Form N-14 (File No. 333-76504) of Municipal Bond Fund, as amended and supplemented to date (collectively the "N-14 Registration Statement"), which became effective on February 9, 2002 and (ii) Sections 8(g) and 9(h) of the Agreement and Plan of Reorganization, dated as of February 8, 2002, and amended as of July 16, 2002, by and between Municipal Series Trust and Municipal Bond Fund (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.

      In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the N-14 Registration Statement, and (c) certain representations concerning the Reorganization made by (i) the National Portfolio dated July 29, 2002, (ii) the Arizona Fund dated July 29, 2002, (iii) the Massachusetts Fund dated July 29, 2002, (iv) the Michigan Fund dated July 29, 2002, (v) the North Carolina Fund dated July 29, 2002, and (vi) the Ohio Fund dated July 29, 2002 (collectively, the "Representations").

      Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

     1. The acquisition by the National Portfolio of substantially all of the assets of each State Fund, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the National Portfolio and each State Fund will each be a "party" to a reorganization within the meaning of section 368(b) of the Code.

     2. In accordance with section 361(a) of the Code, each State Fund will not recognize any gain or loss either on the transfer of substantially all of its assets to the National Portfolio in exchange solely for shares of common stock of the National Portfolio or on the simultaneous distribution of the shares of common stock of the National Portfolio to such State Fund's shareholders.

     3. Under section 1032 of the Code, the National Portfolio will recognize no gain or loss as a result of the Reorganization.

     4. In accordance with section 354(a)(1) of the Code, shareholders of each State Fund will recognize no gain or loss on the exchange of their respective shares of beneficial interest for shares of common stock of the National Portfolio.

     5. The basis of the assets of each State Fund received by the National Portfolio in the Reorganization will be the same as the basis of such assets to each State Fund immediately before the Reorganization under section 362(b) of the Code.

     6. Under section 358 of the Code, the basis of the shares of common stock of the National Portfolio received by shareholders of each State Fund will be the same as the basis of their respective shares of beneficial interest in a State Fund exchanged pursuant to the Reorganization.

     7. Under section 1223 of the Code, the holding period of the shares of common stock of the National Portfolio received in the Reorganization will include the holding period of the shares of beneficial interest of each




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State Fund exchanged pursuant to the Reorganization, provided that such shares were held as a capital asset on the date of the Reorganization.

     8. The holding period of the assets acquired by the National Portfolio from each State Fund will include the period during which such assets were held by such State Fund under section 1223 of the Code.

     9. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, the National Portfolio will succeed to and take into account the items of each State Fund described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the taxable year of each State Fund will end on the date of the Reorganization.

      Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

      We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                     Very truly yours,

                                     /s/ Sidley Austin Brown & Wood LLP